UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) Dec 3, 1997  (Sept 17, 1997)




                                 INTERBET, INC.
             (Exact name of registrant as specified in its charter)





            Nevada                   33-55254-43                 87-0485308
   (State or other jurisdiction     (Commission                 (IRS Employer
          of incorporation)          file number)            Identification No.)




                          1777 Botelho Drive, Suite 110
                         Walnut Creek, California 94596
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (510) 296 2400
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Item 1.  Changes in Control of Registrant

See item 5. below.


Item 5. Other Events

As an entity related to the Silicon Valley IPO Network, Interbet is included in a Securities and Exchange Commission investigation to determine whether there have been violations of certain provisions of the securities laws. This inquiry should not be construed as an indication by the Commission or its staff that any violations of law have occurred, nor should it be considered a reflection upon any person, entity, or security.

In med-September, Interbet's then board of directors, including Interbet's then President, Mark Popp, announced their intention to issue 15,000,000 share of stock to themselves and a means of taking over the company. To prevent this effort the existing shareholders voted to remove and replace the board of directors and executive officers, by majority vote on September 17, 1997.

A new board of directors was named by written consent of the majority of shareholders. Stanley Deck, Jr. was elected director and President, Michael Vishno was elected director, Chief Financial Officer and Secretary, and Tout Chim Saechow was elected director. Each agreed to serve on an interim basis.

During the transition, and as the company seeks to recruit new management, it is assisted by a team of consultants from Diablo Associates, a firm whose shareholders own a majority of Interbet shares. Diablo provides the company with several consultants, two of whom have made the following disclosures concerning their backgrounds: In 1983 Edward Durante, who provides consulting services for the company in the area of product development, was barred by the NASD from association with members of the Association; in 1975 Mr. Durante was convicted of grand larceny; and he was convicted of violation of Section 487.1 of the California Penal Code in 1990. Burton Vishno, who provides consulting services in the area of recruitment and public relations, was charged with wire fraud in 1983 and, in 1987 signed a consent decree barring him from the securities industry.

On October 14 the company contracted to provide software service and equipment for the Wiyot-Yurok-Tolowa Indian Tribe of California. Subsequently, on November27, the contract was terminated. Negotiations are ongoing for a modified contract.

The company has successfully negotiated and signed a contract with Random Games of Morrisville, North Carolina for the production of Bingo and several other class II games which can be played on the internet under the auspices of the National Indian Gaming Act.

The Interbet web site was created and launched on the world wide web October 1, and the beta testing of the new Bingo game began on the site December 1. During the beta testing period the game can be played for entertainment purposes only.

The company is negotiating an additional contract with Random House for the creation of the accounting and data processing systems to be incorporated into class II and class III games for use by the company or for use by the company for licensing to other entities.

The company has retained the services of two public relations forms: Corporate Imaging of Phoenix, Arizona, and Vista Quest of New York, New York.

The Company has, since the election of its interim officers and directors, been actively searching for a corporate partner or merger candidate to immediately take over the entire operation and management of Interbet. It is anticipated that this can be accomplished within ninety days.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     INTERBET, INC.
                                                      (Registrant)



Dated: December 3, 1997


                                       By: /s/ Stanley Deck, Jr.
                                           Stanley Deck, Jr.
                                           President and Chief Executive Officer
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